Exhibit 99.1
VeriFone Reports
Third Quarter Fiscal 2008 Results
     SAN JOSE, CA, — September 9, 2008 — VeriFone Holdings, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions today announced financial results for the three months ended July 31, 2008.
     Net revenues for the three months ended July 31, 2008, were $258.7 million, 12% higher than the net revenues of $231.7 million for the comparable period of 2007. Net revenues from VeriFone’s International business increased 26% while net revenues from VeriFone’s North America business decreased 6%.
     Non-GAAP Gross margins were 37.6%, for the three months ended July 31, 2008, compared to 41.4% for the comparable period of 2007. GAAP gross margins for the three months ended July 31, 2008, were 34.2% compared to 36.9% for the three months ended July 31, 2007.
     Operating expenses for the three months ended July 31, 2008 were $83.1 million compared to $63.8 million for the comparable period of 2007. This increase was primarily due to external professional and consultancy expenses of approximately $15.4 million related to the restatement of our fiscal 2007 interim financial statements and completion of financial statements for fiscal 2007 and subsequent interim periods as well as tax consultancy expenses.
     GAAP Net loss per share for the three months ended July 31, 2008, was $(0.09) per diluted share, compared to $(0.51) per diluted share, for the comparable period of fiscal 2007.
     Non-GAAP Net income, for the three months ended July 31, 2008, was $0.32 per diluted share, compared to $0.34 per diluted share, for the comparable period in 2007. We are now reporting Non-GAAP Net income after deducting depreciation and amortization of PP&E and capitalized software and other charges; therefore, our Non-GAAP Net income per share is consistent with the guidance given on our August 19th, 2008 conference call.
VeriFone, Inc.
2099 Gateway Place, Suite 600 San Jose, CA, 95110 USA

     “I am pleased to report the results for our third quarter,” said Douglas G. Bergeron, Chief Executive Officer. “Our international business continued to grow nicely as we enjoyed very favorable conditions in our emerging markets. While macro-economic trends slowed our North American business during the quarter, we had robust sales of our wireless solutions and strong performance in our multi-lane vertical,” continued Bergeron.
Guidance — Fourth Quarter 2008 & Fiscal Year 2009 Outlook
     For the fourth quarter ending October 31, 2008 VeriFone expects to record net revenues of between $260 and $268 million, compared to $238 million in the comparable period of 2007. Non-GAAP net income, per share is projected to be in the range of $0.33 to $0.36.
     For fiscal 2009, VeriFone expects to achieve annual net revenue growth in the 10 to 15% range, consistent with its long-term growth targets. VeriFone is projecting continued improvements to gross margins as the year progresses as a result of product cost reduction initiatives and improved pricing strategies.
     For fiscal 2009, VeriFone expects Non-GAAP net income, per share, to be in the range of $1.23 to $1.43.
VeriFone, Inc.
2099 Gateway Place, Suite 600 San Jose, CA, 95110 USA

Third Quarter Highlights
•	VeriFone was awarded a multi-year contract to provide the U.S. Postal Service with electronic payment solutions for use across the U.S. VeriFone will provide the Vx 570 countertop payment solution with dual communications capabilities to provide both traditional dial-up and IP connectivity for 18,000-20,000 customer windows. VeriFone’s payment platforms provide the USPS with PCI PED (Payment Card Industry PIN Entry Device) support and conform to the most stringent security standards around the world.

•	VeriFone announced that it has developed an EMV certified integrated transportation payment system in conjunction with Bank Asya (ISE: ASYAB) of Turkey. The transportation payment system was designed to enable municipalities to transition their bus systems from cash to bank cards and credit cards.

•	Canada Post selected VeriFone to install more than 7,000 VeriFone MX870 multimedia payment systems over the next two years. Approximately 2,200 systems are expected to be installed this calendar year, with the balance to be deployed during 2009. VeriFone’s PCI PED approved MX870 meets the most stringent security requirements for the payment industry while enabling the display of multimedia content to customers at the point-of-sale.

•	Cabcharge Australia Limited (ASX: CAB) awarded VeriFone a multimillion dollar contract to supply 20,000 units of the VeriFone Vx 810 full-function PIN entry system with contactless payment module. The Cabcharge non-cash fare management system is offered in approximately 96 percent of all taxis in Australia, as well as in other transport systems such as limousines and water taxis. About 400 taxi companies accept Cabcharge facilities across Australia, representing around 18,000 taxis.
-ends-
VeriFone, Inc.
2099 Gateway Place, Suite 600 San Jose, CA, 95110 USA

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud, the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
About VeriFone Holdings, Inc. (www.verifone.com)
VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.
Additional Resources:
Investor Contact:
William Nettles — Vice President ,Corporate Development & IR
Tel: 408-232-7979
Email: ir@verifone.com
http://ir.verifone.com/phoenix.zhtml?c=187628&p=irol-irhome
Editorial Contact:
Pete Bartolik
VeriFone, Inc.
Tel: 508-283-4112
Email: pete_bartolik@verifone.com
VeriFone, Inc.
2099 Gateway Place, Suite 600 San Jose, CA, 95110 USA

FINANCIAL MEASURES
     This press release and its attachments include several non-GAAP financial measures, including non-GAAP Net Revenues; non-GAAP Cost of Net Revenues; non-GAAP Gross profit; non-GAAP Operating Expenses; non-GAAP Operating Income; non-GAAP Income before Income Taxes; non-GAAP Provision for Income Taxes, non-GAAP Net Income; non-GAAP Net Income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.
     Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.
     Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of peer companies. VeriFone’s competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses ,that differ significantly from VeriFone’s, in a manner that VeriFone’s management believes does not reflect underlying operating performance in a manner that is comparable to VeriFone’s. Management also intends to use these non-GAAP financial measures in VeriFone’s budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone’s operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.
     These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone’s debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone’s results of operations as determined in accordance with GAAP.
     Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.
VeriFone, Inc.
2099 Gateway Place, Suite 600 San Jose, CA, 95110 USA

     Note A: Acquisition related expenses. VeriFone exclude certain expenses that are the result of acquisitions. These expenses include the amortization of purchased intangible assets, inventory step-up, and deferred revenue step-down associated with our acquisitions, which result in VeriFone recording expenses or contra-revenue in VeriFone’s GAAP financial statements that were either reflected in the historical financial statements of the acquired company for periods prior to the acquisition or relate to purchase accounting fair value adjustments and for which there is no cash impact on VeriFone as well as acquisition related integration and restructuring charges. Furthermore, in the case of acquired product lines, had VeriFone internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Acquisition related charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses and contra revenue.
     Note B: Other charges. VeriFone excludes certain expense that are the result of either unique or unplanned events including the following: (i) impairment charges; (ii) post-restatement incremental professional services fees; (iii) legal fees for significant litigation and similar matters and gain or loss on legal settlements, net of related costs; (iv) restructuring charges; (v) foreign currency translation gains or losses related to income or expenses which are excluded in the non-GAAP financial measures and (vi) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures and changes in the valuation allowance of deferred tax assets. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods. Post-restatement incremental professional services fees include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP. In the case of legal fees for significant litigation and gain or loss on legal settlements, these fees and gains or losses are typically recorded in or around the period in which the matter is concluded or resolved even if the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that including these expenses would not necessarily reflect the underlying performance of our continuing operations for the periods in which they are incurred. Restructuring charges, which result from unforeseen circumstances and typically occur outside of the ordinary course of business, are excluded from cost of net revenues and operating expenses. Although these events are reflected in our GAAP financials, excluding the effect of these transactions promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations. Foreign currency translation gains or losses related to income or expenses which are excluded in the non-GAAP financial measures are excluded from other income (expense). We believe that it is appropriate to be consistent in the treatment of the underlying transaction and related currency gains or losses. VeriFone also believes providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures, provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts included and
VeriFone, Inc.
2099 Gateway Place, Suite 600 San Jose, CA, 95110 USA

excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.
     Note C: Restatement Expense. Our Non-GAAP financial measures eliminate the impact of restatement expenses. On December 3, 2007, we announced that our management had identified errors in accounting related to the valuation of in-transit inventory and allocation of manufacturing and distribution overhead to inventory for our fiscal year ended October 31, 2007. Restatement expenses include the cost of the Audit Committee’s independent investigation and professional services expenses incurred to prepare, review and audit restated financial statements for our fiscal year ended October 31, 2007. VeriFone believes excluding these expenses in our Non-GAAP measures promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations.
     Note D: Stock Based Compensation Related Items. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense association with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.
     Note E: Non-GAAP Net Income per Share Items. VeriFone provides basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.
VeriFone, Inc.
2099 Gateway Place, Suite 600 San Jose, CA, 95110 USA

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2008	2007	Change (1)	2008	2007	Change (1)
Net Revenues:
System Solutions	$228,766	$205,972	11.1%	$588,078	$586,407	0.3%
Services	29,932	25,729	16.3%	89,142	78,540	13.5%

Total net revenues	258,698	231,701	11.7%	677,220	664,947	1.8%
Cost of net revenues:
System Solutions	143,696	122,990	16.8%	378,907	363,036	4.4%
Amortization of purchased core-and-developed technology
	8,002	9,278	-13.8%	24,301	28,474	-14.7%

Total cost of Systems Solutions net revenues	151,698	132,268	14.7%	403,208	391,510	3.0%
Services	18,577	13,837	34.3%	54,873	41,572	32.0%

Total cost of net revenues	170,275	146,105	16.5%	458,081	433,082	5.8%

Gross profit	88,423	85,596	3.3%	219,139	231,865	-5.5%

Operating expenses:
Research and development	17,558	15,365	14.3%	57,179	48,272	18.5%
Sales and marketing	23,540	23,686	-0.6%	70,945	69,549	2.0%
General and administrative	35,863	19,364	85.2%	93,183	62,306	49.6%
Amortization of purchased intangible assets	6,183	5,416	14.2%	18,855	16,456	14.6%
In-process research and development	—	—		—	6,650	-100.0%

Total operating expenses	83,144	63,831	30.3%	240,162	203,233	18.2%

Operating income (loss)	5,279	21,765	-75.7%	(21,023)	28,632	-173.4%

Interest expense	(6,447)	(9,468)	-31.9%	(21,877)	(28,731)	-23.9%
Interest income	1,194	2,226	-46.4%	4,677	4,751	-1.6%
Other income (expense), net	194	(4,156)	-104.7%	(6,240)	(4,419)	41.2%

Income (loss) before income taxes	220	10,367	-97.9%	(44,463)	233	nm
Provision for income taxes	7,419	52,753	-85.9%	14,221	53,116	-73.2%

Net loss	$(7,199)	$(42,386)	-83.0%	$(58,684)	$(52,883)	11.0%

Net loss per share:
Basic	$(0.09)	$(0.51)		$(0.70)	$(0.65)
Diluted	$(0.09)	$(0.51)		$(0.70)	$(0.65)

Weighted average shares used in computing net loss per share:
Basic	84,194	82,407		84,181	81,699
Diluted	84,194	82,407		84,181	81,699

(1)	“nm” means not meaningful

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
GEOGRAPHIC REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2008	2007	Change	2008	2007	Change
North America	$97,501	$103,961	-6%	$264,917	$288,899	-8%
Latin America	60,401	42,673	42%	145,668	124,841	17%
Europe	80,930	69,912	16%	214,482	209,875	2%
Asia	19,866	15,806	26%	52,153	44,420	17%
Corporate	—	(651)	-100%	—	(3,088)	-100%

	$258,698	$231,701		$677,220	$664,947

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	July 31,	October 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$182,014	$215,001
Accounts receivable, net	176,852	194,146
Inventories	162,664	107,168
Other current assets	90,724	87,267

Total current assets	612,254	603,582
Property, plant and equipment, net	53,263	48,293
Purchased intangible assets, net	126,356	170,073
Goodwill	634,928	611,977
Other assets	128,802	113,384

Total assets	$1,555,603	$1,547,309

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$105,796	$105,215
Income taxes payable	16,463	19,530
Deferred revenue, net	54,312	43,049
Other current liabilities	148,805	133,587
Current portion of long-term debt	5,034	5,386

Total current liabilities	330,410	306,767

Deferred revenue	11,131	11,274
Long-term debt, less current portion	544,713	547,766
Other long-term liabilities	130,004	98,093

Minority interest	2,119	2,487

Total stockholders’ equity	537,226	580,922

Total liabilities and stockholders’ equity	$1,555,603	$1,547,309

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended
	July 31, 2008	July 31, 2007
Cash flows from operating activities
Net loss	$(58,684)	$(52,883)
Adjustments to reconcile net loss to net cash provided by operating activities
Amortization of purchased intangible assets	43,155	44,930
Depreciation and amortization of property, plant, and equipment	9,894	5,814
Amortization of capitalized software development costs	1,142	800
In-process research and development	—	6,650
Write-off of capitalized software development costs	2,700	—
Loss on disposal of property, plant and equipment	375	—
Amortization of debt issuance costs	1,994	1,129
Stock-based compensation	13,159	21,954
Non-cash portion of loss on debt extinguishment	—	4,764
Minority interest and equity in earnings of affiliates	(22)	(86)
Other	37	(81)

Net cash provided by operating activities before changes in working capital	13,750	32,991

Changes in operating assets and liabilities:
Accounts receivable, net	18,306	(28,035)
Inventories	(54,875)	47,967
Deferred tax assets	1,327	(7,161)
Prepaid expenses and other current assets	(7,114)	(5,852)
Other assets	(15,361)	(3,709)
Accounts payable	386	19,487
Income taxes payable	15,583	39,475
Tax benefit from stock-based compensation	(939)	(6,882)
Accrued compensation	742	(5,147)
Accrued warranty	(3,110)	(2,640)
Deferred revenues	22,359	10,317
Deferred tax liabilities	8,847	9,434
Accrued expenses and other liabilities	7,747	(15,432)

Net cash provided by operating activities	7,648	84,813

Cash flows from investing activities
Software development costs capitalized	(3,170)	(4,532)
Purchases of property, plant and equipment, net	(14,368)	(20,366)
Purchases of other assets	—	(500)
Acquisition of business, net of cash acquired	(15,366)	(267,745)

Net cash used in investing activities	(32,904)	(293,143)

Cash flows from financing activities
Proceeds from long-term debt, net of costs	286	613,252
Payment of debt amendment fees	(1,751)	—
Purchase of convertible note hedge	—	(80,236)
Sale of warrants	—	31,188
Repayments of long-term debt	(3,750)	(262,554)
Tax benefit of stock-based compensation	939	6,882
Investment in subsidiary by minority stockholder	—	1,050
Proceeds from issuance of common stock	1,692	24,539
Other	(63)	(17)

Net cash provided by (used in) financing activities	(2,647)	334,104

Effect of foreign currency exchange rate changes on cash	(5,084)	608

Net increase in cash and cash equivalents	(32,987)	126,382
Cash and cash equivalents, beginning of period	215,001	86,564

Cash and cash equivalents, end of period	$182,014	$212,946

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

		Three Months Ended July 31,		Nine Months Ended July 31,
		2008	2007	2008	2007
GAAP Net revenues — System Solutions		$228,766	$205,972	$588,078	$586,407

Amortization of step-down in deferred revenue on acquisition	A	—	—	—	591

Non-GAAP Net revenues — System Solutions		$228,766	$205,972	$588,078	$586,998

GAAP Net revenues — Services		$29,932	$25,729	$89,142	$78,540

Amortization of step-down in deferred revenue on acquisition	A	282	652	873	2,497

Non-GAAP Net revenues — Services		$30,214	$26,381	$90,015	$81,037

GAAP Net revenues		$258,698	$231,701	$677,220	$664,947

Amortization of step-down in deferred revenue on acquisition	A	282	652	873	3,088

Non-GAAP Net revenues		$258,980	$232,353	$678,093	$668,035

GAAP Cost of net revenues — System Solutions		$151,698	$132,268	$403,208	$391,510
Stock-based compensation	D	(441)	(477)	(920)	(1,795)
Amortization of step-up in inventory on acquisition	A	—	—	—	(13,961)
Restructuring costs	B	—	—	(163)	(158)
Amortization of purchased core-and-developed technology	A	(8,002)	(9,278)	(24,301)	(28,474)

Non-GAAP Cost of net revenues — System Solutions		$143,255	$122,513	$377,824	$347,122

GAAP Cost of net revenues — Services		$18,577	$13,837	$54,873	$41,572
Stock-based compensation	D	(14)	(93)	(83)	(622)
Restructuring costs	B	(307)	—	(307)	—

Total Non-GAAP Cost of net revenues — Service		$18,256	$13,744	$54,483	$40,950

GAAP Gross profit — System Solutions		$77,068	$73,704	$184,870	$194,897

Amortization of step-down in deferred revenue on acquisition	A	—	—	—	591
Stock-based compensation	D	441	477	920	1,795
Amortization of step-up in inventory on acquisition	A	—	—	—	13,961
Restructuring costs	B	—	—	163	158
Amortization of purchased core-and-developed technology	A	8,002	9,278	24,301	28,474

Non-GAAP Gross profit — System Solutions		$85,511	$83,459	$210,254	$239,876

GAAP System Solutions gross margins		33.7%	35.8%	31.4%	33.2%
Amortization of step-down in deferred net revenues on acquisition as a % of System Solutions net revenues	A	0.0%	0.0%	0.0%	0.1%
Stock-based compensation as a % of System Solutions net revenues	D	0.2%	0.2%	0.2%	0.3%
Amortization of step-up in inventory on acquisition as a % of System Solutions net revenues	A	0.0%	0.0%	0.0%	2.4%
Restructuring costs as a % of System Solutions net revenues	B	0.0%	0.0%	0.0%	0.0%

Amortization of purchased core-and-developed technology as a % of System Solutions net revenues	A	3.5%	4.5%	4.1%	4.9%
Non-GAAP System Solutions gross margins		37.4%	40.5%	35.8%	40.9%

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

		Three Months Ended July 31,		Nine Months Ended July 31,
		2008	2007	2008	2007
GAAP Gross profit — Services		$11,355	$11,892	$34,269	$36,968

Amortization of step-down in deferred revenue on acquisition	A	282	652	873	2,497
Stock-based compensation	D	14	93	83	622
Restructuring costs	B	307	—	307	—

Non-GAAP Gross profit — Services		$11,958	$12,637	$35,532	$40,087

GAAP Services gross margins		37.9%	46.2%	38.4%	47.1%
Amortization of step-down in deferred net revenues on acquisition as a % of Service net revenues	A	0.9%	2.5%	1.0%	3.2%
Stock-based compensation as a % of Services net revenues	D	0.0%	0.4%	0.1%	0.8%

Restructuring costs as a % of Services net revenues	B	1.0%	0.0%	0.3%	0.0%
Non-GAAP Service gross margins		39.6%	47.9%	39.5%	49.5%

GAAP Gross profit		$88,423	$85,596	$219,139	$231,865

Amortization of step-down in deferred revenue on acquisition	A	282	652	873	3,088
Stock-based compensation	D	455	570	1,003	2,417
Amortization of step-up in inventory on acquisition	A	—	—	—	13,961
Restructuring costs	B	307	—	470	158
Amortization of purchased core-and-developed technology	A	8,002	9,278	24,301	28,474

Non-GAAP Gross profit		$97,469	$96,096	$245,786	$279,963

GAAP Gross margins		34.2%	36.9%	32.4%	34.9%
Amortization of step-down in deferred revenue on acquisition as a % of net revenues	A	0.1%	0.3%	0.1%	0.5%
Stock-based compensation as a % of net revenues	D	0.2%	0.2%	0.1%	0.4%
Amortization of step-up in inventory on acquisition as a % of net revenues	A	0.0%	0.0%	0.0%	2.1%
Restructuring costs as a % of net revenues	B	0.1%	0.0%	0.1%	0.0%
Amortization of purchased core-and-developed technology as a % of net revenues	A	3.1%	4.0%	3.6%	4.3%
Non-GAAP Gross margins		37.6%	41.4%	36.2%	41.9%

GAAP Research and development and in-process research and development		$17,558	$15,365	$57,179	$54,922
Stock-based compensation	D	(1,290)	(1,443)	(3,515)	(4,342)
In-process research and development	A	—	—	—	(6,650)
Other charges – acquisition adjustments	A	—	—	—	—
Restructuring costs	B	(262)	—	(1,341)	—
Capitalized software write-off	B	—	—	(2,700)	—

Non-GAAP Research and development		$16,006	$13,922	$49,623	$43,930

GAAP Sales and marketing		$23,540	$23,686	$70,945	$69,549
Stock-based compensation	D	(1,536)	(1,974)	(4,856)	(5,486)
Other charges – acquisition adjustments	A	—	—	—	—
Restructuring costs	B	(651)	—	(2,987)	—

Non-GAAP Sales and marketing		$21,353	$21,712	$63,102	$64,063

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

		Three Months Ended July 31,		Nine Months Ended July 31,
		2008	2007	2008	2007
GAAP General and administrative and amortization of purchased intangible assets		$42,046	$24,780	$112,038	$78,762
Stock-based compensation	D	(1,378)	(1,872)	(3,785)	(9,709)
Other charges — acquisition adjustments	A	—	(2,297)	—	(9,714)
Restructuring costs	B	(1,019)	(53)	(1,866)	(441)
Restatement charges	C	(15,408)	—	(33,542)	—
Amortization of purchased intangible assets	A	(6,183)	(5,416)	(18,855)	(16,456)

Non-GAAP General and administrative		$18,058	$15,142	$53,990	$42,442

GAAP Operating expenses		$83,144	$63,831	$240,162	$203,233
Stock-based compensation	D	(4,204)	(5,289)	(12,156)	(19,537)
In-process research and development	A	—	—	—	(6,650)
Other charges — acquisition adjustments	A	—	(2,297)	—	(9,714)
Restructuring costs	B	(1,932)	(53)	(6,194)	(441)
Capitalized software write-off	B	—	—	(2,700)	—
Restatement charges	C	(15,408)	—	(33,542)	—
Amortization of purchased intangible assets	A	(6,183)	(5,416)	(18,855)	(16,456)

Non-GAAP Operating expenses		$55,417	$50,776	$166,715	$150,435

GAAP Operating income		$5,279	$21,765	$(21,023)	$28,632

Amortization of step-down in deferred revenue on acquisition	A	282	652	873	3,088
Stock-based compensation	D	4,659	5,859	13,159	21,954
In-process research and development	A	—	—	—	6,650
Amortization of step-up in inventory on acquisition	A	—	—	—	13,961
Other charges — acquisition adjustments	A	—	2,297	—	9,714
Restructuring costs	B	2,239	53	6,664	599
Capitalized software write-off	B	—	—	2,700	—
Restatement charges	C	15,408	—	33,542	—
Amortization of purchased core-and-developed technology	A	8,002	9,278	24,301	28,474
Amortization of purchased intangible assets	A	6,183	5,416	18,855	16,456

Non-GAAP Operating income		$42,052	$45,320	$79,071	$129,528

GAAP Operating profit		2.0%	9.4%	-3.1%	4.3%
Amortization of step-down in deferred revenue on acquisition as a % of net revenues	A	0.1%	0.3%	0.1%	0.5%
Stock-based compensation as a % of net revenues	D	1.8%	2.5%	1.9%	3.3%
In-process research and development as a % of net revenues	A	0.0%	0.0%	0.0%	1.0%
Amortization of step-up in inventory on acquisition as a % of net revenues	A	0.0%	0.0%	0.0%	2.1%
Other charges — acquisition adjustments as a % of net revenues	A	0.0%	1.0%	0.0%	1.5%
Restructuring costs as a % of net revenues	B	0.9%	0.0%	1.0%	0.1%
Capitalized software write-off as a % of net revenues	B	0.0%	0.0%	0.4%	0.0%
Restatement charges as a % of net revenues	C	6.0%	0.0%	5.0%	0.0%
Amortization of purchased core-and-developed technology as a % of net revenues	A	3.1%	4.0%	3.6%	4.3%
Amortization of purchased intangible assets as a % of net revenues	A	2.4%	2.3%	2.8%	2.5%
Non-GAAP Operating profit		16.2%	19.5%	11.7%	19.4%

GAAP Net interest and other income (expense)		$(5,059)	$(11,398)	$(23,440)	$(28,399)
Acquisition related interest charges	A	933	1,275	3,938	2,093
Loss on debt extinguishment and debt repricing fee	B	—	4,764	—	4,764
Currency gains / (loss)	B	(321)	—	5,546	—

Non-GAAP Net interest and other income (expense)		$(4,447)	$(5,359)	$(13,956)	$(21,542)

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

		Three Months Ended July 31,		Nine Months Ended July 31,
		2008	2007	2008	2007
GAAP Provision for income taxes		$7,419	$52,753	$14,221	$53,116
Income tax effect of non-GAAP exclusions and changes in valuation allowance		3,110	(41,564)	4,011	(22,880)

Non-GAAP Provision for income taxes		10,529	11,189	18,232	30,236
Non-GAAP Income tax rate		28%	28%	28%	28%

Non-GAAP Income before income taxes		$37,605	$39,961	$65,115	$107,986

GAAP Net loss		$(7,199)	$(42,386)	$(58,684)	$(52,883)

Amortization of step-down in deferred revenue on acquisition	A	282	652	873	3,088
Stock-based compensation	D	4,659	5,859	13,159	21,954
In-process research and development	A	—	—	—	6,650
Amortization of step-up in inventory on acquisition	A	—	—	—	13,961
Other charges — acquisition adjustments	A	933	3,572	3,938	11,807
Restructuring costs	B	2,239	53	6,664	599
Capitalized software write-off	B	—	—	2,700	—
Restatement charges	C	15,408	—	33,542	—
Amortization of purchased core-and-developed technology	A	8,002	9,278	24,301	28,474
Amortization of purchased intangible assets	A	6,183	5,416	18,855	16,456
Loss on debt extinguishment and debt repricing fee	B	—	4,764	—	4,764
Currency gains / (loss)	B	(321)	—	5,546	—
Income tax effect of non-GAAP exclusions and changes in valuation allowance		(3,110)	41,564	(4,011)	22,880

Total Non-GAAP Net income		$27,076	$28,772	$46,883	$77,750

Non-GAAP Net income per share:
Basic	E	$0.32	$0.35	$0.56	$0.95
Diluted	E	$0.32	$0.34	$0.55	$0.92

Weighted average shares used in computing Non-GAAP net income per share:
Basic	E	84,194	82,407	84,181	81,699
Diluted	E	84,575	84,442	84,728	84,112

GAAP Net income as a % of net revenues		-2.8%	-18.3%	-8.7%	-8.0%
Amortization of step-down in deferred revenue on acquisition as a % of net revenues	A	0.1%	0.3%	0.1%	0.5%
Stock-based compensation as a % of net revenues	D	1.8%	2.5%	1.9%	3.3%
In-process research and development as a % of net revenues	A	0.0%	0.0%	0.0%	1.0%
Amortization of step-up in inventory on acquisition as a % of net revenues	A	0.0%	0.0%	0.0%	2.1%
Other charges — acquisition adjustments as a % of net revenues	A	0.4%	1.5%	0.6%	1.8%
Restructuring costs as a % of net revenues	B	0.9%	0.0%	1.0%	0.1%
Capitalized software write-off as a % of net revenues	B	0.0%	0.0%	0.4%	0.0%
Restatement charges as a % of net revenues	C	6.0%	0.0%	5.0%	0.0%
Amortization of purchased core-and-developed technology as a % of net revenues	A	3.1%	4.0%	3.6%	4.3%
Amortization of purchased intangible assets as a % of net revenues	A	2.4%	2.3%	2.8%	2.5%
Loss on debt extinguishment and debt repricing fee as a % of net revenues	B	0.0%	2.1%	0.0%	0.7%
Currency gains / (loss) as a % of net revenues	B	-0.1%	0.0%	0.8%	0.0%
Income tax effect of non-GAAP exclusions and changes in valuation allowance as a % of net revenues		-1.2%	17.9%	-0.6%	3.4%
Total Non-GAAP net income as a % of non-GAAP net revenues		10.5%	12.4%	6.9%	11.6%